Interpace Diagnostics Group Reports First Quarter 2018 Financial Results, Business Progress and Recent Accomplishments

Revenue Grew 39% Over the Prior Year’s Quarter and 10% Over the Prior Period

Record Quarterly Revenue of $4.8 Million and Record Quarterly Cash Receipts of $4.4 Million

Cash & Cash Equivalents Remain Strong at $12.6 Million with No Long-Term Debt

Added 14 New Regional Blue Cross/Blue Shield Plan Coverages for ThyGenX® and ThyraMIR®

Company Announces Plans to Launch New Mutational Panel for Thyroid; ThyGeNEXT®

Conference Call Tuesday May 15, 2018 at 8:30 a.m. ET

Parsippany, NJ, May 15, 2018— Interpace Diagnostics Group, Inc. (NASDAQ: IDXG) (“Interpace” or “the Company”), a fully integrated bioinformatics and commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, today announced financial results and business progress for the quarter ended March 31, 2018, as well as recent accomplishments.

Jack Stover, President and CEO of Interpace Diagnostics, said, “Our first quarter of 2018 was outstanding. We continued our quarter over quarter revenue growth, with both strong volume growth and gains in reimbursement in our Thyroid franchise contributing to record revenues and cash receipts.” Mr. Stover continued, “Most notably, fourteen new regional Blue Cross Blue Shield plans recently approved coverage for ThyGenX® and ThyraMIR® since the start of 2018 increasing our total Blue Cross Blue Shield plan approvals year to date to fourteen. We also recently unveiled our plans to launch our proprietary new mutational panel for indeterminate thyroid nodules, ThyGeNEXT®.”

Q1 2018 Financial Performance

●	Revenue for the three-month period ended March 31, 2018 was $4.8 million, an increase of 39% over the first quarter 2017, and 10% over the fourth quarter of 2017

●	Gross margin for the quarter was 46% for the quarter, a decline from 49% due principally to timing of purchases

●	Operating Loss was $3.2 million for the period ended March 31, 2018, compared to $3.7 million for the first quarter of 2017

●	Net cash used in operations for the quarter amounted to $2.5 million, compared to $4.1 million in the first quarter of 2017

o	Included in cash used in the first quarter of 2018 was approximately $1.0 million related to discontinued operations, transaction costs and non-recurring charges related to our restructuring, compared to $2.5 million for such payments in the first quarter of 2017

●	Adjusted EBITDA (in the attached schedule), which we believe is a meaningful supplemental disclosure that may be indicative of how management and our Board of Directors evaluate Company performance, adjusts Income or Loss from Continuing Operations for non-cash charges such as depreciation & amortization, stock based compensation, interest and taxes, mark to market on warrant liability, loss on extinguishment of debt, and the change in fair value of contingent consideration for the three-month periods ended March 31, 2018 and March 31, 2017 was $(1.8) million and $(1.1) million, respectively due principally to our investment in sales & marketing and consulting & advisory costs in 2018

●	Cash and Cash Equivalents were $12.6 million and there was no long-term debt at March 31, 2018.

First Quarter 2018 and Recent Business Highlights

Reimbursement Expansion:

●	On May 10th, the Company announced that since the beginning of 2018, fourteen new Blue Cross Blue Shield plans across the country have published favorable coverage policies for ThyGenX® and ThyraMIR®, the Company’s rule-in/rule-out tests for indeterminate thyroid nodules. The number of covered lives has increased by 75 million people due to these coverage policies. The fourteen plans include previously announced Blue Cross Blue Shield plans in New Jersey, Arizona, South Carolina, Wellmark – Iowa and Wellmark – South Dakota

Clinical Evidence:

●	Presented five abstracts as posters and podium presentations at the United States and Canadian Academy of Pathology (USCAP) meeting in Vancouver, British Columbia:

o	Posters included information on the Company’s extensive experience with over 5,000 analyses of indeterminate thyroid nodules using ThyGenX® and ThyraMIR®, 30,000 tests of Pancreatic cyst fluid and solid lesions using PancraGen® as well as results from its recently launched product for lung cancer, RespriDx™

●	Expanded peer-reviewed evidence for PancraGEN®, publishing a manuscript describing the clinical validity and utility of using PancraGEN® to help manage patients with solid pancreaticobiliary lesions

Commercial Progress:

●	Expanded commercial sales team by 20%

●	Executed a new agreement with LabCorp, one of the largest laboratory service companies in the US, to further expand the Company’s national network of cytology providers in support of its Thyroid business building on the parties’ 2016 agreement

●	Announced an Agreement with BJC Healthcare of St. Louis, Missouri, one of the largest non-profit, integrated healthcare systems in the United States, to enable all physicians across the BJC system access to both ThyGenX® and ThyraMIR®

●	Announced that the Company will launch a proprietary new mutational panel for indeterminate thyroid nodules, ThyGeNEXT®, at the American Association of Clinical Endocrinologists (AACE) Annual Meeting in Boston, MA being held May 16-19th

●	Launched RespriDx™ for Lung Cancer at the American Society of Thoracic Surgeons on January 29, 2018. This analysis, based on comparison of mutational fingerprints of two cancers, determines if a lesion is recurrent/metastatic or a new distinct cancer (new primary) to enable optimum therapeutic intervention

Pipeline Progress:

●	Progress ahead with our Clinical Evaluation Process (CEP) for BarreGEN®, our molecular diagnostics assay for assessing the risk of progress of Barrett’s Esophagus to Esophageal cancer, a major and growing cancer in the US, with our goal being to obtain sufficient data to seek further reimbursement for BarreGEN®

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial and bioinformatics company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company currently has four commercialized molecular tests and one test in a clinical evaluation process (CEP); PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDx™ that differentiates lung cancer of primary vs. metastatic origin and soon to be launched ThyGeNEXT®, a proprietary mutational panel for indeterminate thyroid nodules that includes numerous additional molecular markers, gene mutations, and RNA fusions.. BarreGEN® for Barrett’s Esophagus, is currently being “soft launched” with key opinion leaders as we continue to gather data on this assay that will assist us in seeking favorable reimbursement as well as important clinical information. Barrett’s Esophagus is a rapidly growing diagnosis that affects over three million people in the US and over time can progress to esophageal cancer. The Company’s data base includes data from over 45,000 patients who have been tested using the Company’s current products, including over 15,000 molecular tests for thyroid nodules. Interpace has been designated by CIO Applications as one of the top 20 companies for providing bioinformatics solutions. Interpace’s mission is to provide personalized medicine through molecular diagnostics, innovation and data to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com

About Thyroid Nodules, ThyGenX® (and now ThyGeNEXT®) and ThyraMIR® testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX® (and now ThyGeNEXT®) and ThyraMIR®.

ThyGenX® (and now ThyGeNEXT®) and ThyraMIR® reflex testing yields high predictive value in determining the presence and absence of cancer in thyroid nodules. The combination of both tests can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer.

ThyGenX® (and now ThyGeNEXT®) utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. ThyraMIR® is the first microRNA gene expression classifier. MicroRNAs are small, non-coding RNAs that bind to messenger RNA and regulate expression of genes involved in human cancers, including every subtype of thyroid cancer. ThyraMIR® measures the expression of 10 microRNAs, and through a proprietary algorithm, provides insight of cancer risk. Both ThyGenX® (and now ThyGeNEXT®) and ThyraMIR® are covered by both Medicare and Commercial insurers.

ThyGeNEXT® is a proprietary new mutational panel for indeterminate thyroid nodules. ThyGeNEXT® includes numerous additional molecular markers, gene mutations, and RNA fusions compared to ThyGenX®. The new product represents a more comprehensive set of indicators to not only identity malignant or benign nodules, but also ascertain aggressiveness and other characteristics.

About PancraGEN®

PancraGEN® is a pancreatic cyst molecular test that, by using a small sample of pancreatic cyst fluid, can aid in pancreatic cancer risk assessment. PancraGEN® is 90% accurate, according to clinical studies, enabling effective risk stratification of patients. Pancreatic cancer is often difficult to diagnose in early stages and typically spreads rapidly with signs and symptoms appearing when the cancer is significantly advanced. Because of this, pancreatic cancer is a leading cause of cancer deaths.

About RespriDx™

RespriDx™ is a molecular test that differentiates between new primary lung tumors and metastasis by identifying the unique molecular fingerprint of a tumor using a series of tumor markers and loss of heterozygosity (LOH). Discerning whether a lung neoplasm is the result of a newly formed tumor or metastasis is useful in determining what course of action physicians should take, e.g. surgery, chemotherapy, etc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s ability to adequately finance the business, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s December 31, 2017 Annual Report on Form 10-K filed with the SEC on March 23, 2018 and the Company’s Form 10-Q.

Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Investor Relations:

Joseph Green

Edison Group

jgreen@edisongroup.com

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this press release, Interpace has provided certain non-GAAP financial measures to help evaluate the results of its performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock based compensation, interest and taxes, mark to market on warrant liability, and other non-cash expenses including loss on extinguishment of debt, and change in fair value of contingent consideration. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Conference Call

As previously announced, Interpace will hold a conference call Monday, May 15, 2018 at 8:30 a.m. (ET) to discuss financial and operational results for the first quarter ended March 31, 2018. Details as follows:

Date and Time: May 15, 2018, 8:30 a.m. ET

US Telephone: 1-877-407-6184

International Telephone: 1-201-389-0877

Webcast: http://www.audio-webcast.com/cgi-bin/visitors.ssp?fn=visitor&id=5607

The webcast replay will be available on the company’s website approximately two hours following completion of the call and archived on the company’s website for 90 days.

INTERPACE DIAGNOSTICS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017

Revenue, net	$4,809	$3,470
Cost of revenue	2,580	1,771
Gross Profit	2,229	1,699

Sales and marketing	1,991	1,136
Research and development	501	306
General and administrative	2,172	1,522
Acquisition related amortization expense	813	813
Change in fair value of contingent consideration	-	(5,776)
Total operating expenses	5,477	(1,999)

Operating (loss) income	(3,248)	3,698
Interest expense	-	(254)
Loss on extinguishment of debt	-	(1,547)
Other income (loss), net	111	(36)
(Loss) income from continuing operations before tax	(3,137)	1,861
Provision for income taxes	6	3
(Loss) income from continuing operations	(3,143)	1,858

(Loss) income from discontinued operations, net of tax	$(50)	$556

Net (loss) income	$(3,193)	$2,414

Basic (loss) income per share of common stock:
From continuing operations	$(0.11)	$0.43
From discontinued operations	(0.00)	0.13
Net (loss) income per basic share of common stock	$(0.11)	$0.56

Diluted (loss) income per share of common stock:
From continuing operations	$(0.11)	$0.42
From discontinued operations	(0.00)	0.13
Net (loss) income per diluted share of common stock	$(0.11)	$0.55

Weighted average number of common shares and common share equivalents outstanding:
Basic	27,855	4,294
Diluted	27,855	4,384

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	March 31,	December 31,
	2018	2017
Cash and cash equivalents	$12,645	$15,199

Total current assets	20,139	19,808
Total current liabilities	7,794	8,091

Total assets	53,097	53,598
Total liabilities	13,333	13,729
Total stockholders equity	39,764	39,869

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Three Months Ended
	March 31,
	2018	2017
Net (loss) income	$(3,193)	$2,414

Net cash used in operations	$(2,494)	$(4,149)
Net cash used in investing activities	(60)	-
Net cash provided by financing activities	-	10,673
Change in cash and cash equivalents	(2,554)	6,524
Cash and equivalents, Beginning	15,199	602
Cash and equivalents, Ending	$12,645	$7,126

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Quarters Ended
	March 31,
	2018	2017
(Loss) income from continuing operations	$(3,143)	$1,858
Depreciation and amortization- continuing operations	854	972
Stock-based compensation - continuing operations	597	58
Taxes	6	3
Interest expense	-	254
Mark to market on warrant liability	(70)	-
Loss on extinguishment of debt	-	1,547
Change in fair value of contingent consideration	-	(5,776)
Adjusted EBITDA	$(1,756)	$(1,084)